Exhibit 23.15

CONSENT OF JOHN ROZELLE

The undersigned hereby states as follows:

I, John Rozelle, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-239139, 333-257746 and 333-261225) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-267270, 333-267269, 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of the Summary Material concerning the technical reports and the reference to my name as set forth above in the Form 10-K.

Date: March 14, 2024	By: /s/ John Rozelle

Name: John Rozelle